Exhibit 10.2

Thomas C. Heise
33 South Road
Devonshire DV07
Bermuda28173

FG Reinsurance Holdings LLC

108 Gateway Blvd.

Suit 204

Mooresville, NC 28117

October 25, 2025

Re:	“Transaction Agreement” among FG Reinsurance Holdings LLC, Thomas C. Heise, [ ], and FG Reinsurance Ltd., initially dated June 27, 2025, but fully executed and delivered on October 22, 2025

The captioned Transaction Agreement sets forth, among other things, the terms and conditions for the purchase of FG Reinsurance Ltd. and FG Re Solutions Ltd. (the “Companies”) by Thomas C. Heise (“Heise”) from FG Reinsurance Holdings LLC (“Holdings”). This is a “side” letter agreement (“letter agreement”) with respect to the Transaction Agreement among Heise, Holdings, and Devondale Holdings LLC.

Devondale Holdings LLC (“Devondale”) is party to an Assignment Agreement, dated September 16, 2025, with Heise by which Heise transferred, conveyed, and assigned all his rights and obligations under the Transaction Agreement to Devondale. As a result, the “Buyer” under the Transaction Agreement is Devondale rather than Heise.

As further consideration and inducement to Holdings to complete the sale of the Companies to Devondale, Devondale agrees to pay Holdings $1 million in addition to the consideration due under the Transaction Agreement. This letter agreement memorializes the agreement of Devondale and Holdings to that arrangement.

The obligation to pay the $1 million is conditional upon the “Closing”, as defined in the Transaction Agreement, occurring. In the event that the Closing of the Transaction Agreement does not occur, then Devondale has no obligation to pay Holdings the $1 million discussed above.

This letter agreement incorporates, by this reference, sections 12.8 (No Third-Party Beneficiaries), 12.9 (Amendment; Waiver), 12.10 (Governing Law), and 12.12 (Counterparts) of the Transaction Agreement.

Letter Agreement with respect to the Transaction Agreement

For the sale of FG Reinsurance Ltd.

October 25, 2025

Please confirm your agreement to the terms of this letter agreement by signing below and returning a signed copy.

Very truly yours,

Thomas C. Heise

/s/ Thomas C. Heise
an individual

Agreed by:

FG Reinsurance Holdings LLC

/s/ Mark Roberson
Mark Roberson
Manager

Agreed by:

Devondale Holdings LLC

/s/ Thomas C. Heise
Thomas C. Heise
President